Exhibit 10.1

MEMORANDUM OF AGREEMENT

Dated: November 4th, 2015

Blue Sky NM, Inc., a corporation formed under the laws of New Mexico, herein called the “Sellers”, have agreed to sell, and

Rockdale Resources Corporation, a corporation formed under the laws of Colorado hereinafter called the “Buyers”, have agreed to buy 15% of the Sellers Working Interest (“WI”) in San Andres Unit (“TLSAU”), located in Chaves County, New Mexico, on the following terms and conditions:

Definitions

“Deposit” shall have the meaning given in Clause 2 (Deposit).

“Parties” means the Sellers and the Buyers.

“Purchase Price” means the price for the WI as stated in Clause 1 (Purchase Price).

1.	Purchase Price

The Purchase Price is One Hundred Ninety-Six Thousand, Eighty Hundred Seventy-Five U.S. Dollars (US$196,875).

2.	Deposit

The Sellers acknowledge a deposit has been lodged with the Sellers in the amount of $50,000 (the “Deposit”).

3.	Payment

I.	the Deposit shall become the property of the Sellers at Closing without further action by the Buyers and with the Buyers having no right or claim thereto after Closing; and

II.
the Buyers shall issue, or cause to be issued, to the Sellers a note issued by Rockdale Resources Corporation in the amount of US$146,875 (the “Note”) payable in full on or before December 31, 2015 in substantially the form attached hereto as Exhibit A.

4.	Closing

The Closing shall take place on or before November 4th, 2015.

5.	Included Assets

15% WI in the TLSAU Field, including a undivided ownership in all operating equipment at the TLSAU Field

6.	Assumed Liabilities

Rockdale will assume up to 15% of the liability associated with the TLSAU, such as plugging and abandoning of the wells.

7.	Operations

Buyer will assume operations and administration of the TLSAU Field by November 15th, 2015 or upon posting the necessary bonds.

8.	Representations and Warranties

The Seller is selling TLSAU in "AS IS" CONDITION AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS.

The sale of the WI is outright and definite.

The Buyer have conducted the necessary due diligence and have made the necessary inspections.

9.	Documentation

The place of closing: The offices of the Buyers in Houston, Texas.

(a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following Closing documents:

(i)	Description of Property

(ii)	Assignment of Operations

(iii)	List of wells to be Bonded

(iv)	Evidence that all necessary corporate, shareholder and other action has been taken to authorize the execution and performance of this Agreement, the Note.

(b) At the time of Closing, the Buyers shall provide the Sellers with the following Closing documents:

(i)	The Note

(ii)	Evidence that all necessary corporate, shareholder and other action has been taken to authorize the execution and performance of this Agreement, the Note.

10.	Bonds

At Closing, Buyer will place the necessary bonds with the New Mexico Energy Department (NMED) – see attached Exhibit B.  Such bonds will not exceed $400,000 for particular wells at TLSAU. Bonds would be released by NMED as the wells are brought to compliance. Seller will help facilitate the transfer of such bonds to the Buyer and provide all correspondence between the Seller and NMED regarding such bonds

11.	Taxes, fees and expenses

Each party shall bear its own expenses incurred in completion of this transaction.

12.	Law and Arbitration

This Agreement shall be governed by and construed in accordance with law of the State of Texas.

Any disputes arising out of or in connection with this Agreement shall be referred to an Arbitrator.

13.	Notices

All notices to be provided under this Agreement shall be in writing.

Contact details for recipients of notices are as follows:

For the Buyers:            Rockdale Resources Corporation
710 N. Post Oak Rd., Suite 512
Houston, TX 78024
Attention: Leo Womack
Email: l.womack@rockdaleresources.com

For the Sellers:             Blue Sky NM, Inc.
320 Gold Avenue SW, Suite 1000
Albuquerque, NM 87102
Attention: Mo Fazil
Email: mofazil@gmail.com

14.	Entire Agreement

The written terms of this Agreement compromise the entire agreement between the Buyers and the Sellers in relation to the sale and purchase of the WI and supersede all previous agreements whether oral or written between the Parties in relation thereto.

Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

Any terms implied into this Agreement by any applicable statute or law, are hereby excluded to the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.

[Signature Page to Follow]

For and on Behalf of the Sellers
Blue Sky NM, Inc. By: __________________________ Name: Title:

For and on Behalf of the Buyers
Rockdale Resources Corporation By: __________________________ Name: Leo Womack Title: Chairman